UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934

Date of Report (Date of earliest event reported) November 30, 2015.

CAMBRIDGE PROJECTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  245 East Liberty Street, suite 200
Reno, Nevada 89501
 (Address of principal executive offices and Zip Code)

702-666-4298
 Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Forward Stock Split

On November 30, 2015, we filed a certificate of amendment to our articles of incorporation with the Nevada Secretary of State to change our name to “Ionix Technology, Inc.” and affect a 3:1 forward stock split of our common stock.   This amendment was unanimously approved by our board of directors on November 30, 2015., stockholders holding a majority of our voting power took action by written consent approving an amendment to our articles of incorporation to change the name of the company to a name to be determined by the board of directors and 3:1 forward stock split  in its sole discretion, and, and authorized the Board of Directors to file the Amendment upon a determination and resolution of the Board of Directors of such new corporate name and 3;1 forward stock split.

We have requested a new symbol from FINRA in connection with the recent name change and as of the date of this report, we have not received the new symbol from FINRA.  We will provide an update upon assignment of the new symbol from FINRA.

ITEM 8.01 OTHER EVENTS

The Company is processing the Name Change and 3:1 forward stock split with the Financial Industry Regulatory Authority (FINRA) and is working to obtain a new quotation symbol on OTCQB. The Company will not be issuing new stock certificates to reflect the Name Change unless and until a stock transfer or other event occurs that necessitates a new stock certificate; no further action is required to be taken by any stockholder.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2015.
Cambridge Projects Inc. /s/ Doris Zhou ____________________________________ Ms. Doris Zhou Chief Executive